EXHIBIT 24(a)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gary Crittenden, Stephen P. Norman, and Louise M. Parent and each of them severally, his or her true and lawful attorney-in-fact, with power to act with or without each other and with power of substitution and resubstitution, to execute in his or her name, place, and stead in capacity as a director or officer of American Express Company, a registration statement covering primary and secondary offerings of debt securities, preferred shares, common shares, and warrants of American Express Company, any and all amendments to such registration statement, with exhibits thereto and all instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or their substitutes, may do or cause to be done by virtue hereof.

Dated the 27th day of March, 2006.

Signature	Title

/s/ KENNETH I. CHENAULT	Chairman, Chief Executive Officer
KENNETH I. CHENAULT	and Director

/s/ GARY CRITTENDEN	Executive Vice President and Chief
GARY CRITTENDEN	Financial Officer

Executive Vice President and
/s/ JOAN C. AMBLE	Comptroller (Chief Accounting
JOAN C. AMBLE	Officer)

/s/ DANIEL F. AKERSON	Director
DANIEL F. AKERSON

/s/ CHARLENE BARSHEFSKY	Director
CHARLENE BARSHEFSKY

/s/ WILLIAM G. BOWEN	Director
WILLIAM G. BOWEN

/s/ URSULA M. BURNS	Director
URSULA M. BURNS

Signature	Title

/s/ PETER CHERNIN	Director
PETER CHERNIN

/s/ VERNON E. JORDAN, JR.	Director
VERNON E. JORDAN, JR.

/s/ JAN LESCHLY	Director
JAN LESCHLY

/s/ RICHARD A. MCGINN	Director
RICHARD A. MCGINN

/s/ EDWARD D. MILLER	Director
EDWARD D. MILLER

/s/ FRANK P. POPOFF	Director
FRANK P. POPOFF

/s/ ROBERT D. WALTER	Director
ROBERT D. WALTER